EXHIBIT 1
JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including any and all amendments thereto) with respect to the securities of Information Services Group, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filings.
The undersigned further agree that each party hereto is responsible for the timely filing of such Statement on Schedule 13D and any amendments thereto, and for the accuracy and completeness of the information concerning such party contained therein; provided, however, that no party is responsible for the accuracy or completeness of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.
This Joint Filing Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.
IN WITNESS WHEREOF, the undersigned have executed this Agreement as of June 6, 2008.

TCS CAPITAL II, L.P.

By:	TCS Capital GP, LLC, general partner
By:	/s/ Eric Semler

Name:	Eric Semler
Title:	Managing Member

TCS CAPITAL INVESTMENTS, L.P.

By:	TCS Capital GP, LLC, general partner
By:	/s/ Eric Semler

Name:	Eric Semler
Title:	Managing Member

TCS CAPITAL GP, LLC

By:	/s/ Eric Semler

Name:	Eric Semler
Title:	Managing Member

ERIC SEMLER

By:	/s/ Eric Semler

Annex A

Transaction Date	Buy/(Sell)	Number of Shares (Security)	Price Per Share (US$)

05/28/2008	Buy	615,000 (Common Stock)	$4.9997